UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No.      )

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Filed by Cellegy Pharmaceuticals, Inc. pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 26, 2006

______________

Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Byberry Road, Bldg 13 Huntingdon Valley, Pa		19006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 914-0900

Same
(Former name or Former Address, if Changed Since Last Report.)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Asset Purchase Agreement with Strakan International Limited

On September 26, 2006, Cellegy Pharmaceuticals, Inc. (“Cellegy” or “Seller”) entered into an asset purchase agreement (the “Agreement”) to sell its intellectual property rights and other assets relating to its Cellegesic®, Rectogesic®, Tostrex™ Tostrelle and Fortigel™ products and product candidates to Strakan International Limited, a wholly-owned subsidiary of ProStrakan Group plc, a publicly-traded company based in Galashiels, Scotland (collectively, “Prostrakan”) in exchange for $9,000,000 in cash (the “Purchase Price”). The assets to be sold include all of Cellegy’s patents, patent applications and intellectual property rights that relate to Cellegy’s business concerning the research, development and commercialization of nitroglycerin/nitric oxide and other related pharmacological products for pain management applications and testosterone gels for treatment of male hypogonadism, and for certain female sexual dysfunction conditions, as currently conducted and as currently proposed to be conducted by Cellegy. As part of the transaction, Cellegy will assign to ProStrakan certain license and distribution agreements relating to the products to be sold.

Completion of the transaction is subject to a variety of customary closing conditions, including approval of the transaction by Cellegy’s stockholders pursuant to a special meeting of stockholders to be noticed and held by Cellegy, and the absence of any material adverse event affecting Cellegy or the assets between the date of the Agreement and the closing date. Cellegy anticipates preparing and filing preliminary proxy materials relating to the special meeting in the near future. No approval by ProStrakan’s shareholders is required to complete the transaction.

Under the terms of the Agreement, ProStrakan may deduct from the Purchase Price certain amounts, including (i) all amounts that Cellegy owes ProStrakan under a promissory note in the principal amount of $2 million and related loan documents, reflecting a $2 million loan that ProStrakan made to Cellegy upon signing of the Agreement, (ii) all amounts advanced on or before the closing date by ProStrakan to Cellegy or paid by ProStrakan to third parties, on Cellegy’s behalf or to its order relating to matters such as patent and patent maintenance costs associated with the assets being acquired, and (iii) other amounts payable by Cellegy to ProStrakan primarily in connection with certain of ProStrakan’s expenses relating to the preparation of the promissory note and related agreements.

Under the Agreement, Cellegy made certain customary representations and warranties to ProStrakan concerning the assets and related matters. Cellegy’s representations and warranties survive for a period of six months after the closing date, and ProStrakan may assert claims for indemnity during that period based on breaches of our representations, warranties, covenants or agreements contained in the Agreement, based on certain other excluded liabilities and matters specified in the Agreement. ProStrakan is not entitled to indemnity unless the aggregate of claims exceeds $150,000 in which case all indemnifiable losses are recoverable.

Secured Promissory Note and Security Agreement

Simultaneously with the signing of the Agreement, ProStrakan loaned Cellegy $2,000,000 pursuant to a secured promissory note, a patent collateral security and pledge agreement and a trademark collateral and security agreement. The note has a maturity date of November 30, 2006 (or, December 21, 2006, in certain circumstances), is also payable in full upon the closing of the proposed transaction, and accrues interest at a rate of six percent (6.0%) per annum. Accrued unpaid interest is due and payable on the maturity date or, if earlier, on the date of any prepayment of the note. Under the note, we have agreed to indemnify ProStrakan for losses and expenses it incurs in connection with or by reason of the failure of any of our obligations under the loan documents to be legal, valid and binding obligations of Cellegy, or proceeding relating to the note or any of the other loan documents. We have also agreed to pay all of ProStrakan’s cost and expenses involved in any action to enforce the provisions of the note or other loan documents.

Events of default under the note include a number of customary events, including payment defaults; uncured breaches of our representations, warranties or covenants; various bankruptcy or insolvency related events affecting Cellegy; the note and loan documents ceasing to be enforceable obligations of Cellegy; or failure of Cellegy’s stockholders to approve the transaction before the maturity date of the notes.

Cellegy’s obligations under the note and security agreements are secured by a security interest relating to certain of the patents, patent applications, trademarks and trademark applications that are included in the assets proposed to be sold. In the patent security agreement, we make a number of representations, warranties, and covenants to and with ProStrakan, including with respect to the validity and enforceability of the patents; absence of infringement or claims by third parties; ownership of the patents; authorization to enter into the agreement; and other matters. Upon the occurrence of any event of default (as defined in the note), then upon notice from ProStrakan to Cellegy, ProStrakan may, subject to certain restrictions and limitations,  foreclose on the collateral and, in addition to any other rights and remedies, will have the rights and remedies of a secured party under the applicable provisions of the Delaware Uniform Commercial Code, including the right to sell or license at a public sale or otherwise realize upon all or part of the patent collateral.

Upon the payment in full of all obligations under the note other loan documents, which is expected to occur upon the closing of the asset sale transaction, the security interest will terminate, and ProStrakan has agreed to execute all documents required to effect such termination. If the asset sale transaction is completed, ProStrakan will then own the assets included in the security interest.

Cellegy has agreed to pay ProStrakan’s fees, costs and expense, including legal fees, in connection with any action to enforce the provisions of the security agreement.

Agreement with PDI, Inc.

Cellegy is a party to several agreements with PDI, Inc., all dated April 11, 2005 (the “Settlement Agreements”), including a Settlement Agreement and Release, a Secured Promissory Note in the original principal amount of $3,000,000 (the “Secured Note”), a Nonnegotiable Convertible Senior Note in the original principal amount of $3,500,000 (the “Convertible Note”) and a Security Agreement.  Cellegy’s obligations under the Secured Note and the Security Agreement are secured by a security interest in favor of PDI in the “Pledged Collateral,” as defined in the Security Agreement. Additional information concerning these agreements and previous litigation between Cellegy and PDI is contained in Cellegy's previous filings with the Securities and Exchange Commission.

Cellegy and PDI have entered into a letter agreement dated September 20, 2006. In the letter agreement, Cellegy agreed to pay PDI an aggregate amount of $3,000,000 (the “Payoff Amount”), as follows: (i) no later than four (4) business days after Cellegy enters into any Sale Documents (as defined below), the sum of $500,000, which sum represents a nonrefundable prepayment of a portion of the outstanding unpaid principal and accrued interest on the Secured Note; and (ii) no later than two (2) business days after the consummation of any transaction in which all or any material portion of the assets of the Cellegy and/or its affiliates relating to Cellegesic, Rectogesic, Tostrex, Tostrelle and/or Fortigel are sold, transferred, assigned, pledged, hypothecated, encumbered, financed, or any interest with respect thereto is provided to any person in any manner (whether such transaction is effected by asset sale, merger of Cellegy or any of its affiliates, or in any other manner) (any document or documents entered into by Cellegy in connection therewith, the “Sale Documents”), the sum of $2,500,000. PDI agreed that, effective upon receipt of the full Payoff Amount, it will accept the Payoff Amount as payment in full of all obligations owing under the Settlement Agreements (“Obligations”).

Upon the receipt by PDI of the full Payoff Amount: all of the obligations under the Settlement Agreements will be deemed paid in full; all of the security interests and liens created by under the Settlement Agreements in favor of PDI terminate and are released; all other obligations of the Cellegy owing to PDI under the Settlement Agreements or any related agreement, instrument or other document are released and discharged; each of the Settlement Agreements terminates and is null and void and of no further force or effect without any further action of the parties; Cellegy may take such actions as it deems necessary, desirable or appropriate to cancel or otherwise terminate the Settlement Agreements or the rights thereunder; Cellegy is authorized to file UCC-3 termination statements or similar instruments for any financing statements filed against Cellegy by PDI; PDI will promptly deliver such further termination statements, releases, and other documents reasonably requested by the Cellegy to effectuate the termination and release of all of PDI’s security interests and liens in the assets of the Cellegy; and PDI will promptly deliver any promissory notes to the Cellegy marked “Terminated and Paid in Full” and signed and dated by PDI.

PDI and Cellegy also agreed to release each other and related parties from any claims or liabilities arising before the date of their agreement arising out of or relating to any of the Settlement Agreements or the transactions contemplated thereby, other than as a result of the released person’s gross negligence or willful misconduct. PDI’s release is effective only upon receipt of the full Payoff Amount. In the letter agreement Cellegy makes a number of representations to PDI concerning certain matters, and agrees PDI has the right to declare the agreement null and void (and to retain the initial $500,000 payment) should those representations be materially false or inaccurate. All of the Settlement Agreements will continue to be enforceable by PDI and remain in full force and effect until such time as PDI receives from Cellegy the entire Payoff Amount.

PDI agreed that it will not convert any portion of the Convertible Note prior to December 31, 2006, provided that this obligation will immediately terminate in the event that (i) Cellegy fails to comply with its obligations pursuant to the agreement, or (ii) PDI determines that Cellegy has failed to disclose to PDI any information that could be material to PDI’s determination to enter into the letter agreement. If the closing does not occur by December 31, 2006, then the letter agreement will terminate and be of no further force or effect, and PDI shall be entitled to retain the initial payoff as discussed above.

Neptune Pharmaceutical Corporation.

The Company is a party to an Asset Purchase Agreement dated December 31, 1997 between the Company and Neptune Pharmaceutical Corporation, pursuant to which Cellegy acquired certain patents and intellectual property rights relating to Cellegesic and Rectogesic. The agreement calls for a series of payments, which may be paid in part in shares of common stock, upon successful completion of various development milestones. The agreement also imposes certain other obligations on Cellegy.

Cellegy and Stephen R. Gorfine, M.D., representative of the former shareholders of Neptune, have entered into a Termination Agreement and Release of Claims dated as of September 22, 2006. The termination agreement provides that upon execution of the Agreement with ProStrakan, Cellegy will pay Neptune $125,000, and that upon the closing of the transactions contemplated by the Agreement, Cellegy will pay Neptune an additional $125,000. In consideration of these payments, and effective upon the second payment, Neptune has agreed that all payment, performance, and other obligations and covenants of Cellegy under the original asset purchase agreement between Neptune and Cellegy will be fully satisfied and terminated in their entirety, and that no further payments will be owed to Neptune.

A copy of the Company’s press release relating to the above matters is attached as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Where to find additional information about the Transaction

Cellegy intends to file a proxy statement in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CELLEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at: www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed by Cellegy with the Securities and Exchange Commission by directing their requests to Cellegy, 1800 Byberry Road, Bulding 13, Huntingdon Valley, PA 19006, Attention: Chief Financial Officer, tel. (215) 914-0900. Cellegy’s directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of directors and executive officers in the transaction will be included in the proxy statement of the company. Additional information regarding directors and executive officers of Cellegy is also included in the company’s annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission, which is available as described above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above in Item 1.01 regarding the secured note and security agreement between Cellegy and ProStrakan, and regarding the agreement between Cellegy and PDI relating to the Settlement Agreements, are hereby incorporated by reference into this Item.

Item 8.01 Other Events.

In light of the Company’s reduced staffing and operations, the Company will relocate its offices effective October 1, 2006, from 1800 Byberry Road, Building 13, Huntingdon Valley, Pennsylvania, to a nearby location, 2085B Quaker Point Drive, Quakertown, Pennsylvania 18951. It will also have a new telephone number, 215-529-6084.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit
2.01	Asset Purchase Agreement dated September 26, 2006, between the Registrant and Strakan International Limited.
10.01	Termination Agreement and Release of Claims dated as of September 22, 2006, by and between the Registrant and Neptune Pharmaceutical Corporation.
10.02	Letter agreement dated September 20, 2006, between the Registrant and PDI, Inc.
99.1	Press Release dated September 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: September 26, 2006	By:	/s/ Robert J. Caso
Robert J .Caso
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)

ASSET PURCHASE AGREEMENT

between

CELLEGY PHARMACEUTICALS INC

as Cellegy

and

STRAKAN INTERNATIONAL LIMITED

as SIL

Dated as of September 26, 2006

TABLE OF CONTENTS
(continued)

EXHIBITS

Exhibit A	Products
Exhibit B	Patents
Exhibit C	Trade Marks
Exhibit D	Excluded Assets
Exhibit E	Form of Proprietary and Confidentiality Agreement
Exhibit F	License Agreements
Exhibit G	ProStrakan Group plc Guarantee

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is dated as of September 26, 2006, and is entered into by and between Cellegy Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 1800 Byberry Road, Building 13, Huntingdon Valley, PA, 19006-3525, U.S.A. and having a place of business at 1000 Marina Boulevard, Brisbane, CA 94005 (“Cellegy”), and Strakan International Limited, a company organized under the laws of Bermuda with its principal place of business at Galabank Business Park, Galashiels, TD1 1QH, United Kingdom (“SIL”), and for the purposes of Section 8.11 hereof only, ProStrakan Group plc (“PSK”). Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 8.02.

BACKGROUND

A. Cellegy owns or possesses certain Intellectual Property with respect to the pharmaceutical products Cellegesic, Rectogesic, Tostrex and Tostrelle.

B. On 9 December 2004 Cellegy and SIL entered into an Exclusive License and Distribution Agreement whereby Cellegy granted SIL exclusive rights to, inter alia, market, distribute and sell the Product Rectogesic (known as Cellegesic in the USA) in certain European countries as defined therein (as amended by a First Amended and Restated Exclusive License and Distribution Agreement dated 9 November, 2005) whereby SIL obtained, inter alia, manufacturing rights for Rectogesic (and as amended and in force on the date hereof the “Rectogesic Agreement”). On 9 March 2005 SIL acquired Cellegy UK Limited from Cellegy, the sole asset of which company was the United Kingdom Marketing Authorisation for Rectogesic.

C. On 9 July 2004 Cellegy and SIL entered into an Exclusive License and Distribution Agreement (as amended by the First Amended and Restated Exclusive License and Distribution Agreement for Tostrex dated 16 January, 2006, and as amended and in force on the date hereof, the “Tostrex Agreement”) whereby Cellegy granted SIL exclusive rights to, inter alia, market, distribute and sell Tostrex (known as Fortigel in the USA) in certain European countries as defined in the Tostrex Agreement.

D. Cellegy now desires to sell to SIL, and SIL desires to purchase from Cellegy the Acquired Assets.

E. Prior to the execution and delivery of this Agreement, Cellegy and SIL have entered into a secured Promissory Note dated as of the date of this Agreement (the “Note”), reflecting the loan by SIL to Cellegy of $2,000,000.00 (the “Loan”). Cellegy’s obligation to pay all amounts owed under the Note is secured by the grant of a security interest in certain collateral, reflected in a Patent Collateral, Assignment and Security Agreement, and a Trademark Collateral Security and Pledge Agreement both dated the date of this Agreement, by and between Cellegy and SIL (the “Security Agreements”).

AGREEMENT

Accordingly, the parties hereby agree as follows:

ARTICLE I.

SALE AND PURCHASE OF ASSETS

SECTION 1.01 Purchase and Sale. On the terms and subject to the conditions of this Agreement, Cellegy shall sell, assign, transfer, convey and deliver to SIL, and SIL shall purchase from Cellegy all the right, title and interest of Cellegy in, to and under the Acquired Assets for the purchase price specified in Section 1.03(d) (the “Acquisition”). Upon the Acquisition, the Rectogesic Agreement and the Tostrex Agreement shall terminate in their entirety and SIL shall have no obligation to make any further milestone or royalty payments that would have fallen due thereunder if not terminated as aforesaid.

SECTION 1.02 Transfer of Assets.

(a) The term “Acquired Assets” means all Cellegy’s rights, title and interest in, to:

(i)
all proprietary and intellectual property rights of Cellegy embodied in or associated with the products listed on Exhibit A (the “Products”) or the Business and including all right, title and interest and to any and all additional formulations, therapeutic or medicinal uses for the Products anywhere in the Territory, including without limitation:

A) all intellectual property rights embodied or disclosed in all inventions, patents, patent applications and rights to file patent applications owned or controlled, directly or indirectly, by Cellegy relating to the Business, together with all ancillary rights thereto, including the right to sue for damages by reason of past infringement of any such rights including (i) the patents and patent applications listed on Exhibit B, (ii) any patent application(s) filed as a continuation, division, or continuation-in-part of the patent application(s) described in clause (i), patents issuing therefrom and reissues, reexaminations and extensions of such patents, (iii) any patent application(s) filed in respect of the inventions that are the subject of the invention disclosures described in clause (C) and (iv) any foreign counterpart to the patent(s) and patent application(s) described in clauses (i)-(iii) (including divisions, continuations, confirmations, additions, renewals or continuations-in-part of such patent applications), patents issuing therefrom and extensions thereof) (collectively, the “Patents”);

B) all know-how, information, techniques, methodologies, modifications, improvements, works of authorship, procedures, processes, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws) that: (i) are conceived, discovered, developed, created or reduced to practice or tangible medium of expression by Cellegy or any of Cellegy’s employees or consultants or are developed or acquired (by ownership or by license) for use in the Business at any time prior to the Closing Date and (ii) relate to or are used or useful in the design, formulation, development, delivery, manufacture, testing or use of nitroglycerin/nitric oxide and related pharmacological products or testosterone gels for any medical application(s) relating to the Business including but not limited to, biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information and data; together with all ancillary rights thereto, including the right to sue for damages by reason of past infringement or misappropriation of any such rights (collectively, the “Information”);

C) all notebooks, records and other media embodying the Information, including, without limitation, those relating to the safety data base and adverse events reporting for each Product, any and all additional formulations for each Product, therapeutic and medicinal uses for each Product and all regulatory files (including correspondence with regulatory authorities) for each Product, assays, test methods, batch records, analytical methods including validation protocol and the drug master file and stability studies in relation thereto for each Product, all prior versions of the Information and all other data, information and know-how, that has been developed by or for Cellegy and is necessary or useful to design, manufacture, use or test nitroglycerin/nitric oxide and related pharmacological products or testosterone gels for any medical application(s) relating to the Business and develop enhanced or new nitroglycerin/nitric oxide and related pharmacological products and testosterone gels;

(ii)	all copyrights relating to the Products or the Business;

(iii)
the RECTOGESIC mark, the CELLEGESIC mark, the FORTIGEL mark, the TOSTREX mark and the TOSTRELLE mark and all trademark and service mark registrations for such marks, together with the goodwill of the business associated with such marks and all other rights appurtenant to such marks including, without limitation the registrations and applications listed on Exhibit C (collectively, the “Trademarks”);

(iv)
all authorizations, registrations, filings, permits, licenses, franchises, orders, approvals, concessions, consents and other regulatory approvals issued by any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, including, without limitation, the U.S. Food and Drug Administration, to Cellegy or otherwise controlled by Cellegy (or any Affiliates) as required for (a) the importation, marketing, promotion, pricing and sale of products relating to the Business or (b) a purchaser of such products relating to the Business to seek reimbursement from private or public health insurance organizations, as well as all related regulatory filings (including all related correspondence)(collectively, the “Marketing Authorisations”) including, without limitation: (1) the United Kingdom Marketing Authorisation for the Rectogesic Product (UK PL No: 19075/0003); (2) the Swedish Marketing Authorisation for the Tostrex Product (No: 19526); and (c) the Marketing Authorisation applications for the Cellegesic Product and the Fortigel Product in the USA;

(v)
all data, information, publications and other materials of Cellegy embodying or relating to the clinical and non-clinical (including but not limited to in vitro and animal) testing of products relating to the Business performed by or on behalf of Cellegy and clinical field experience with products relating to the Business that is necessary or useful for making regulatory filings for, or marketing of, such products, it being understood that SIL shall have an exclusive right of access, an exclusive right of reference and the exclusive right to use and incorporate all such information in its applications for regulatory approvals of products;

(vi)
to the extent transferable, all permits, if any, of Cellegy relating to the Business as conducted as of the execution of this Agreement under applicable law, except for such permits, if any, as are necessary for Cellegy to retain in order to conduct its business after the Closing;

(vii)
to the extent transferable, any contracts, leases, licenses, and other agreements and arrangements (whether or not in writing, and including, without limitation, those license agreements listed in Exhibit F hereto) of Cellegy or by which Cellegy is bound (“Contracts”) mutually agreed upon in writing by SIL and Cellegy as to be assigned by Cellegy to, and assumed by, SIL (the “Assumed Contracts”) including any non-disclosure, confidentiality and inventions assignment agreements or contracts (or portions of agreements that contain such provisions) with all former and current employees and consultants of Cellegy to the extent related to the Acquired Assets;

(viii)	all of Cellegy’s right, title and interest to claims and causes of action relating to the Acquired Assets; and

(ix)	such other assets or categories of assets as SIL and Cellegy shall mutually agree in writing.

(b) SIL also acknowledges and agrees that it is not acquiring any rights, title or interest in, to and under any assets, properties or rights of Cellegy or any of its Affiliates other than the Acquired Assets (the “Excluded Assets”). The Excluded Assets shall include, without limitation, those assets set forth on Exhibit D hereto.

(c) SIL shall acquire and Cellegy shall deliver the Acquired Assets free and clear of all liabilities, obligations and commitments of Cellegy and free and clear of all Encumbrances, except as Cellegy and SIL may mutually agree in writing.

(d) SIL will not assume any liability, responsibility or obligations to any employee or to Cellegy, including without limitation, in connection with compensation or compensation plans, benefit plans, options or equity plans, severance or termination pay, insurance or other employment related costs relating to Cellegy or its employees, and Cellegy shall indemnify and hold harmless SIL and its representatives against any and all such liabilities.

(e) For the avoidance of doubt SIL shall be free and clear to conduct further development (including conducting clinical trials), formulation work for any and all additional therapeutic and medicinal uses of the Products and to sub-license its rights obtained hereunder without the need for consent or any further payment or compensation due to Cellegy whatsoever.

SECTION 1.03 Closing.

(a) The completion of this Agreement (the “Closing”) shall take place, at 10:00 a.m. at the offices of Bingham McCutchen LLP, 1900 University Avenue, East Palo Alto, CA 94303. The Closing shall be scheduled to occur two (2) business days following the satisfaction or written waiver of the last of the closing conditions set forth in Article V, or on such other date as the parties may determine. The date on which the Closing occurs is referred to herein as the “Closing Date.”

(b) At the Closing Date, Cellegy shall execute and deliver or cause to be executed and delivered to SIL, the following:

(i)	The Patents and Trademarks assignments in a form reasonably satisfactory to SIL;

(ii)	The Information (to the extent not already supplied); and

(iii)
Such other instruments of conveyance, assignment and transfer as SIL may reasonably request in order to sell, transfer and assign (as the case may be) the Acquired Assets to SIL (together with the instruments specified in clause “(i)” above, the “Collateral Agreements”).

(c) If, at the Closing Date, SIL does not obtain a real right of property in and to any of the Acquired Assets then the Acquired Assets in question and all income (if any) and other benefits and rights arising therefrom shall be held by Cellegy in trust for SIL absolutely until such time as SIL shall have obtained a real right therein and thereto. Cellegy hereby grants to SIL and undertakes as of the Closing to hold upon trust for SIL absolutely the entire interest of Cellegy in and to any part of the Intellectual Property which cannot be assigned by Cellegy hereunder together with the entire benefits of such rights including, without limitation, all proceeds, money and other rights and benefits to which the Cellegy is beneficially or legally entitled in respect of the use of such Intellectual Property.

(d) At Closing in consideration for the purchase of the Acquired Assets, SIL shall deliver to Cellegy the amount of Nine Million US Dollars ($9,000,000) (the “Purchase Price”), by electronic funds transfer to the bank account in the United States of America designated by Cellegy in writing. SIL may deduct from the Purchase Price:

(i)
an amount equal to the amount that Cellegy and SIL agree (but not less than $2,000,000) represents full satisfaction of all amounts owed under the Note, and upon such withholding the Note shall be deemed fully paid and satisfied;

(ii)
the sum of all amounts advanced on or prior to the Closing Date by SIL to Cellegy or paid by SIL to third parties, including without limitation, governmental agents, patent agents and other service providers, on Cellegy’s behalf or to its order relating to the Patents; and

(iii)	any amounts payable by Cellegy to SIL or to its order pursuant to Section 4.04.

SECTION 1.04 Interest on Late Payments. In addition to the other remedies provided herein, payments owed under this Agreement by one party to another which are not paid when due, shall bear interest at a rate equal to the LIBOR rate (as quoted in the London edition of the Financial Times and in effect from time to time) plus two percent (2%). Such interest shall accrue from the due date of payment until payment is made.

SECTION 1.05 Force Majeure. Neither party shall be deemed in default of this Agreement or any Collateral Agreement to the extent that any delay or failure in completing the Closing (other than the payments of amounts payable pursuant to Section 6.02(b)) results, without its fault or negligence, from any cause beyond its reasonable control.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF CELLEGY

Cellegy represents and warrants to SIL, as of the date hereof, as follows:

SECTION 2.01 Representations and Warranties of Cellegy. Cellegy hereby represents and warrants to SIL that except as set forth in a disclosure letter separately delivered by Cellegy to SIL contemporaneously with the execution and delivery of this Agreement, which identifies the particular Sections of this Agreement to which such disclosure relates (the “Disclosure Letter”):

(a) Cellegy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to enter into this Agreement, the Collateral Agreements and the other agreements and instruments contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Cellegy, subject to approval by Cellegy’s stockholders as contemplated by this Agreement. This Agreement has been duly executed and delivered by Cellegy and constitutes the valid, binding and enforceable obligation of Cellegy, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Cellegy is not subject to, or bound by, any provision of: (i) its certificate of incorporation or by-laws, each as amended through the date of this Agreement, (ii) any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or (iii) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator, that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by Cellegy of this Agreement and the obligations contained herein, including without limitation, the sale of the Acquired Assets and the grant to SIL of the licenses described in Section 1.02(a)(iv) hereof.

(c) Subject to the final sentence of this Section 2.1(c): (i) Cellegy is the exclusive owner of all right, title and interest in the Patents in the applicable countries in the Territory; (ii) the patent applications included in the Patents have been duly filed and to the best of Cellegy’s knowledge contain no material errors, and (iii) the Patents have been maintained in terms of making all necessary maintenance payments to the relevant national patent offices. Attached hereto as Exhibit B is a complete and accurate list of all patents and patent applications included in the Patents. Notwithstanding the foregoing, as Cellegy has disclosed in its filings with the Securities and Exchange Commission, the Board of Opposition of the European Patent Office rendered an oral decision revoking Cellegy’s European patent relating to the Rectogesic Product; and although Cellegy has appealed this decision, Cellegy makes no representation or warranty regarding the outcome of the opposition and appeal process, the Patents may be held to be invalid or revoked, and any representation or warranty of Cellegy made herein regarding the Patents is qualified in its entirety by the foregoing matters.

(d) Cellegy is the exclusive owner of all right, title and interest in the Trademarks in the Territory. Attached hereto as Exhibit C is a complete and accurate list of all trade marks and trade mark applications included in the Trademarks.

(e) To the best of Cellegy’s knowledge, neither the development, use or sale of the Products or the practice of any of the inventions included in the Patents or the use of the Trademarks infringes upon any Third Party’s know-how, patent, trade mark or other intellectual property rights in the Territory.

(f) To the best of Cellegy’s knowledge, there is no Third Party using or infringing any or all of the Patents or the Trademarks.

(g) To the best of its knowledge, Cellegy has furnished or will furnish (in accordance with the terms of this Agreement) to SIL all of the Information and any future Information which comes into Cellegy’s possession in the future.

(h) No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Cellegy of the transaction contemplated by this Agreement (other than the filings contemplated by this Agreement to reflect the transfer of the Acquired Assets to SIL).

(i) To the best of Cellegy’s knowledge there are no hidden or undisclosed development costs surrounding the Products that have not already been disclosed to SIL; and

(j) Cellegy has good and valid title to all the Acquired Assets, in each case free and clear of all Encumbrances and Cellegy is not obligated to make payments (in any form, including royalties, milestones and other contingent payments) to third parties for use of any intellectual property rights with respect to the development, manufacture, use, sale, import or commercialization of any of the Products in the ordinary course of the Business as presently conducted or as contemplated to be conducted.

(k) Except for instances, if any in which the failure to have obtained such an agreement would not adversely affect SIL’s ownership of, or ability to exploit, the Acquired Assets after the Closing, each Person who is or was an employee or independent contractor of Cellegy or its Affiliates and who is or was involved in the creation or development of the Products or was provided access to confidential or proprietary information of Cellegy relating to the Acquired Assets has entered into a written agreement with Cellegy pursuant to which such Person, inter alia, assigned to Cellegy all intellectual property rights in any work performed by such Person relating to the Acquired Assets and agreed to maintain the confidentiality of all such proprietary and confidential information, each of which agreements is listed on Exhibit E and is in full force and effect.

(l) Exhibit F lists all agreements pursuant to which the Company has granted any license or other right or interest to any third party with respect to the Acquired Assets or received a license or other right or interest in respect of the Acquired Assets. Except as disclosed on Exhibit F, there are no options, rights, licenses or interests of any kind relating to the Acquired Assets.

(m) The Acquired Assets include all of the intellectual property necessary, used or useful in the ordinary day-to-day conduct of the Business, including the development, manufacture, sale and import of the Products and there are no other items of intellectual property that are material to the ordinary day-to-day conduct of the Business.

CELLEGY MAKES NO REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY PROVIDED HEREUNDER, AND CELLEGY HEREBY DISCLAIMS ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, OR THE FITNESS FOR A PARTICULAR PURPOSE, OF THE LICENSED PRODUCTS OR THE INFORMATION. EXCEPT AS MAY BE EXPRESSLY PROVIDED ELSEWHERE HEREIN, CELLEGY MAKES NO REPRESENTATION OR WARRANTY THAT THE PRODUCTS ARE OR WILL BE SHOWN TO BE SAFE OR EFFECTIVE FOR ANY INDICATION. THE FOREGOING SHALL NOT REDUCE THE SCOPE OF ANY REPRESENTATION OR WARRANTY OF CELLEGY EXPRESSLY MADE TO SIL HEREIN.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SIL

SIL represents and warrants to Cellegy, as of the date hereof, as follows:

SECTION 3.01 Organization, Authority, Execution, Delivery and Enforceability.

(a) SIL is a corporation duly incorporated, validly existing and in good standing under the laws of Bermuda with its principal place of business in the United Kingdom with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby has been duly authorized by all requisite corporate action on the part of SIL and its parent company PSK. This Agreement has been duly executed and delivered by SIL and constitutes the valid, binding and enforceable obligation of SIL, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither SIL nor PSK is subject to, or bound by, any provision of: (i) its memorandum and articles of association or similar organizational documents, each as amended through the date of this Agreement, (ii) any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or (iii) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator, that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by SIL of this Agreement and the obligations contained herein, including without limitation, the purchase of the Acquired Assets. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by SIL of the transaction contemplated by this Agreement.

SECTION 3.02 No Other SIL Representations or Warranties. Except for the representations and warranties contained in this Article III, neither SIL nor any other Person makes any other express or implied representation or warranty on behalf of SIL.

ARTICLE IV.

COVENANTS

SECTION 4.01 Access and Use of Information and Personnel. From the date of this Agreement until the earlier of the Closing or the termination hereof, Cellegy shall cooperate with SIL to facilitate the transfer to SIL of the Information effective as of the Closing. For a period of three (3) months after the Closing, Cellegy shall use good faith efforts to facilitate discussions between SIL and Cellegy personnel concerning arrangements for such personnel to assist SIL, at SIL’s cost, inter alia, in relation to any communications required with the U.S. Food and Drug Administration in relation to Cellegesic or Fortigel.

SECTION 4.02 Publicity. SIL and Cellegy shall consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Acquisition and this Agreement and shall not issue any such press release or make any such public statement prior to such agreement, except as may be required by applicable law, in which case reasonable efforts to consult with the other party hereto shall be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party hereto shall have withheld, withdrawn, amended or modified its recommendation in favor of the adoption and approval of this Agreement by the stockholders of Cellegy. The parties shall coordinate the timing of the initial public announcement of the execution and delivery of this Agreement which shall be made during the period between the closing of NASDAQ on a given day and the opening of the London Stock Exchange on the next following day. After the initial announcement of the execution of this Agreement, the parties shall make such public announcements as they individually determine including any required by law or applicable stock exchange requirements, and shall attempt to cooperate and keep each informed concerning the content of any material public announcements concerning this Agreement and the Acquisition and, where reasonably practicable, permit the other party to review such public announcements prior to their distribution.

SECTION 4.03 Further Assurances. Each of Cellegy and SIL shall from time to time after the Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by the other party to make effective the transaction contemplated by this Agreement including without limitation the registration or recordation of the transfer of the Intellectual Property into the name of SIL. With respect to all documents, information and other materials included in the Acquired Assets, in addition to paper and other tangible copies, Cellegy shall, upon SIL’s request, also provide to SIL electronic copies of such documents, information and other materials to the extent such copies are in Cellegy’s possession or can be obtained through commercially reasonable efforts.

SECTION 4.04 Proxy Statement/Prospectus; Proxy Statement; Other Filings.

(a) As promptly as practicable after the execution of this Agreement, (i) Cellegy shall prepare and file with the SEC at its expense a proxy statement (the “Proxy Statement”) to be sent to the stockholders of Cellegy in connection with the meeting of the stockholders of Cellegy to consider the approval and adoption of this Agreement and the Acquisition (the “Cellegy Stockholders’ Meeting”). SIL shall use all commercially reasonable efforts to cooperate in such preparation and filing and shall provide such information as Cellegy may reasonably request for inclusion in the Proxy Statement. Cellegy shall use all commercially reasonable efforts to respond to any comments of the SEC promptly and to resolve any unresolved comments, and to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. Cellegy shall notify SIL promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for revisions to the Proxy Statement, and shall supply the other party or parties hereto with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other Governmental Authority, on the other hand, with respect to the Proxy Statement. All out of pocket expenses associated with the preparation of the Proxy Statement incurred by Cellegy, or by SIL when acting pursuant to a request made by Cellegy, including without limitation, any costs associated with a fairness opinion, a proxy solicitation or other professional services provided to Cellegy, shall be borne solely by Cellegy. If any such expenses are borne by SIL, Cellegy shall reimburse SIL, in full on demand or pursuant to Section 6.02(b), as the case may be.

(b) Subject to Section 4.05(c), the Proxy Statement shall also include the recommendations of the Board of Directors of Cellegy in favor of adoption and approval of this Agreement and the Acquisition.

(c) Cellegy shall provide to SIL a copy of the Proxy Statement and any related fairness opinion contemporaneously with its distribution to the Cellegy stockholders.

SECTION 4.05 Meetings of Stockholders.

(a) Promptly after the date hereof, Cellegy shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Cellegy Stockholders’ Meeting to be held as promptly as reasonably practicable, for the purpose of voting upon this Agreement and the Acquisition. Subject to Section 4.05(c), Cellegy shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Acquisition.

(b) Subject to Section 4.05(c): (i) the Board of Directors of Cellegy shall recommend that the stockholders of Cellegy vote in favor of the adoption and approval of this Agreement and the Acquisition at the Cellegy Stockholders’ Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Cellegy has recommended that the stockholders of Cellegy vote in favor of approval and adoption of this Agreement and the Acquisition and the Board of Directors of Cellegy shall not withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party hereto, the recommendation of the Board of Directors of Cellegy that the stockholders of Cellegy vote in favor of the approval this Agreement and the Acquisition.

(c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent the Board of Directors of Cellegy from withholding, withdrawing, amending or modifying its recommendation in favor of the adoption and approval of this Agreement and the Acquisition by the stockholders of Cellegy if (i) a Cellegy Superior Offer (as defined below) is made to Cellegy and is not withdrawn, (ii) neither Cellegy nor any of its representatives shall have violated in any material respect the provisions of Section 4.05(a), and (iii) the Board of Directors of Cellegy concludes in good faith that, in light of such Cellegy Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Cellegy to comply with its fiduciary obligations to the stockholders of Cellegy under applicable Law. For purposes of this Agreement, “Cellegy Superior Offer” shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cellegy, pursuant to which the stockholders of Cellegy immediately preceding such transaction hold less than fifty percent (50%) of the equity interest in the surviving, resulting or acquiring entity of such transaction; (ii) a sale or other disposition by Cellegy of all or substantially all of the Acquired Assets, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Cellegy), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of Cellegy, in each case on terms that the Board of Directors of Cellegy determines, in its reasonable judgment to be more favorable to the Cellegy stockholders from a financial point of view than the terms of the transactions contemplated by this Agreement; provided, however, that any such offer shall not be deemed to be a “Cellegy Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of the Board of Directors of Cellegy to be obtained by such third party on a timely basis. Nothing in this Agreement shall be deemed or interpreted to prevent Cellegy from having negotiations, or entering into or consummating transactions, regarding any or all of the assets of Cellegy’s Biosyn, Inc. Subsidiary, any such discussions or actions shall not constitute a breach of any provision of this Agreement, and a “Cellegy Acquisition Proposal,” “Cellegy Superior Offer” or “Cellegy Acquisition Transaction” shall not be deemed to include a sale of all or substantially all of the business or assets of any Subsidiary, whether by merger, sale of assets or otherwise.

SECTION 4.06 Access to Information; Confidentiality. Each party hereto shall afford the other party hereto and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party hereto during the period prior to the Closing Date to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party hereto may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby.

SECTION 4.07 No Solicitation.

(a) Restrictions on Cellegy. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Closing Date, Cellegy and its Subsidiaries shall not, nor shall they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Cellegy Acquisition Proposal (as defined below), (B) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Cellegy Acquisition Proposal, (C) engage in discussions with any person with respect to any Cellegy Acquisition Proposal, (D) subject to Section 4.05(c) hereof, approve, endorse or recommend any Cellegy Acquisition Proposal, or (E) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Cellegy Acquisition Transaction (as defined in Section 4.07(b)); provided, however, that until the date on which this Agreement is approved and adopted by the required vote of the Cellegy stockholders, this Section 4.07(a) shall not prohibit Cellegy from furnishing nonpublic information regarding Cellegy and its Subsidiaries to, entering into a confidentiality agreement or discussions or negotiations with, any person or group in response to a Cellegy Superior Offer submitted by such person or group (and not withdrawn) if (w) neither Cellegy nor any representative of Cellegy and its Subsidiaries shall have violated any of the restrictions set forth in this Section, (x) the Board of Directors of Cellegy concludes in good faith that such action is required in order for the Board of Directors of Cellegy to comply with its fiduciary obligations to the stockholders of Cellegy under applicable Law, (y) (1) at least two (2) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Cellegy gives SIL written notice of the identity of such person or group and of Cellegy’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group, and (2) Cellegy receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Cellegy and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (z) contemporaneously with furnishing any such nonpublic information to such person or group, Cellegy furnishes such nonpublic information to SIL (to the extent such nonpublic information has not been previously furnished by Cellegy to SIL). Cellegy and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Cellegy Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.07(a), any officer or director of Cellegy or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of Cellegy or any of its Subsidiaries shall be deemed to be a breach of this Section by Cellegy. In addition to the foregoing, Cellegy shall (i) provide SIL with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of the Board of Directors of Cellegy but in no event less than eight (8) hours) of any meeting of the Board of Directors of Cellegy at which the Board of Directors of Cellegy is reasonably expected to consider a Cellegy Superior Offer, and (ii) provide SIL with at least two (2) business days prior written notice of a meeting of the Board of Directors of Cellegy at which the Board of Directors of Cellegy is reasonably expected to recommend a Cellegy Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Cellegy Superior Offer.

(b) For all purposes of and under this Agreement, “Cellegy Acquisition Proposal” means any offer or proposal (other than an offer or proposal by SIL) relating to any Cellegy Acquisition Transaction. For all the purposes of and under this Agreement, “Cellegy Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (A) any acquisition or purchase from Cellegy or any of its Affiliates by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of ten percent (10%) or more in interest of the total outstanding voting securities of Cellegy, or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) beneficially owning ten percent (10%) or more in interest of the total outstanding voting securities of Cellegy, or any merger, consolidation, business combination or similar transaction of Cellegy or any of Cellegy’s Affiliates with or into another entity pursuant to which the stockholders of Cellegy immediately preceding such transaction hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction; or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of five percent (5%) or more of the Acquired Assets.

(c) In addition to the obligations of Cellegy set forth in Section 4.07(a) hereof, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Closing Date, as promptly as practicable and in any event within twenty-four (24) hours, Cellegy shall advise SIL orally and in writing of any request received by Cellegy for non-public information which Cellegy reasonably believes could lead to a Cellegy Acquisition Proposal or of any Cellegy Acquisition Proposal, the material terms and conditions of such request or Cellegy Acquisition Proposal, and the identity of the person or group making any such request or Cellegy Acquisition Proposal. Cellegy shall keep SIL informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request or Cellegy Acquisition Proposal.

SECTION 4.08 Legal Requirements. Each of SIL and Cellegy shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

SECTION 4.09 Third Party Consents. Between the date hereof and the ninetieth (90th) day after the Closing, SIL and Cellegy shall each use their commercially reasonable efforts to obtain the material consents, waivers and approvals under any of Cellegy’s agreements, contracts, licenses or leases with such third parties Cellegy and SIL mutually agree in writing in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE V.

CLOSING CONDITIONS

SECTION 5.01 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or fulfillment, at or before the Closing, of the following conditions:

(a) Stockholder Approval. This Agreement and the Acquisition shall have been approved by the requisite vote under applicable law by the stockholders of Cellegy.

(b) Proxy Statement. No proceeding relating to the Proxy Statement or the transactions contemplated by this Agreement shall have been initiated or threatened in writing by the SEC.

(c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

(d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending.

SECTION 5.02 Additional Conditions to Obligations of Cellegy. The respective obligations of each party to this Agreement to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived, in writing, exclusively by Cellegy:

(a) Representations and Warranties. The representations and warranties of SIL contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) Agreements and Covenants. SIL shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) Certificate of SIL. Cellegy shall have received a certificate executed by a duly authorized officer of SIL to the effect that, as of the Closing Date, each of the conditions specified in Sections 5.02(a) and (b) have been satisfied.

SECTION 5.03 Additional Conditions to the Obligations of SIL. The obligations of SIL to consummate and effect the transactions contemplated by this Agreement shall be subject to the satisfaction or fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived, in writing, exclusively by SIL:

(a) Representations and Warranties. (i) The representations and warranties of Cellegy contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) the representations and warranties of Cellegy contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date, except in such cases where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Agreements and Covenants. Cellegy shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Certificate of Cellegy. SIL shall have received a certificate executed by a duly authorized officer of Cellegy to the effect that, as of the Closing Date, each of the conditions specified in Sections 5.03(a) and (b) have been satisfied.

(d) Collateral Agreements. Cellegy shall have executed and delivered the Collateral Agreements.

(e) Default. Cellegy shall not be in default of any of its obligations in respect of the Loan or the Security Agreements.

(f) Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.

ARTICLE VI.

TERMINATION, AMENDMENT AND WAIVER, TERMINATION FEE

SECTION 6.01 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after adoption and approval of this Agreement and approval of the Agreement by the stockholders of Cellegy:

(a) by mutual written consent duly authorized by the Boards of Directors of SIL and Cellegy;

(b) by either Cellegy or SIL if the Acquisition shall not have been consummated by (i) if the SEC does not review the preliminary Proxy Statement, November 30, 2006, and (ii) if the SEC does review the preliminary Proxy Statement, December 21, 2006, time being of the essence in this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 6.01(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

(c) by either Cellegy or SIL if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree or ruling is final and nonappealable;

(d) by either Cellegy or SIL if the required approvals of the stockholders of Cellegy contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 6.01(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach of this Agreement;

(e) by Cellegy, upon a breach of any representation, warranty, covenant or agreement on the part of SIL set forth in this Agreement, or if any representation or warranty of SIL shall have become untrue, in either case such that the conditions set forth in Section 5.02(a) or 5.02(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in the representations and warranties of SIL or breach by SIL is curable by SIL through the exercise of its commercially reasonable best efforts, then Cellegy may not terminate this Agreement pursuant to this Section 6.01(e) for thirty (30) calendar days after delivery of written notice from Cellegy to SIL of such breach, provided that SIL continues to exercise its best efforts to cure such breach (it being understood that Cellegy may not terminate this Agreement pursuant to this Section 6.01(e) if such breach by SIL is cured during such thirty (30) calendar day period);

(f) by SIL, upon a breach of any representation, warranty, covenant or agreement on the part of Cellegy set forth in this Agreement, or if any representation or warranty of Cellegy shall have become untrue, in either case such that the conditions set forth in Section 5.03(a) or 5.03(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in Cellegy’s representations and warranties or breach by Cellegy is curable by Cellegy through the exercise of its commercially reasonable best efforts, then SIL may not terminate this Agreement pursuant to this Section 6.01(f) for thirty (30) days after delivery of written notice from SIL to Cellegy of such breach, provided Cellegy continues to exercise its best efforts to cure such breach (it being understood that SIL may not terminate this Agreement pursuant to this Section 6.01(f) if such breach by Cellegy is cured during such thirty (30) calendar day period);

(g) by Cellegy if a Cellegy Triggering Event (as defined below) shall have occurred. For all purposes of and under this Agreement, a “Cellegy Triggering Event” shall be deemed to have occurred if: the Board of Directors of SIL shall for any reason other than a breach of Cellegy’s obligations hereunder that entitles SIL to terminate the Agreement pursuant to Section 6.01(f), or if a Material Adverse Effect shall have occurred and is continuing have withdrawn or shall have amended or modified in a manner adverse to Cellegy its recommendation in favor of this Agreement and the Acquisition; or

(h) by SIL if a SIL Triggering Event (as defined below) shall have occurred. For all purposes of and under this Agreement, a “SIL Triggering Event” shall be deemed to have occurred if: (i) the Board of Directors of Cellegy shall for any reason have withdrawn or shall have amended or modified in a manner adverse to SIL its recommendation in favor of the adoption and approval of this Agreement and the Acquisition; (ii) Cellegy shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Cellegy in favor of the adoption and approval of this Agreement and the Acquisition; (iii) the Board of Directors of Cellegy shall have approved or recommended any Cellegy Acquisition Proposal; (iv) Cellegy shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Cellegy Acquisition Proposal; (v) a tender or exchange offer relating to securities of Cellegy shall have been commenced by a person unaffiliated with SIL, and Cellegy shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement that Cellegy recommends rejection of such tender or exchange offer; or (vi) Cellegy shall have breached in material respects the terms of Section 4.07 hereof.

SECTION 6.02 Fees and Expenses; Termination Payment.

(a) General. Except as set forth in this Section 6.02, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Acquisition is consummated.

(b) Termination Payment. If this Agreement is terminated, this Agreement (other than as set forth below in this Section 6.02(b) and in Article VIII) shall become void and of no effect with no liability or obligation on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisers or other representatives); provided however except as otherwise provided herein, no such termination shall relieve any party hereto of any liability for damages resulting from any willful or intentional breach of this Agreement and for the following payments:

(i)
Notwithstanding any limitation on payments due from Cellegy to SIL contained in this Agreement, Cellegy hereby agrees to and shall, pay to SIL or its order (x) in the circumstances set forth in Section 6.02(b)(ii) below a termination fee, which will be fully earned, of $500,000 (“Termination Fee”), (y) all amounts due in respect of the Loan and the Security Agreements and (z) in full, all expenses of SIL which may be reimbursable under Section 4.04(a) of this Agreement; in each case payable by wire transfer of same day funds.

(ii)
The Termination Fee shall be paid by Cellegy to SIL or its order no later than two (2) business days after the first to occur of (x) a Cellegy Acquisition Transaction and (y) the occurrence of a SIL Triggering Event.

(iii)
All other amounts payable under clause (i) of this paragraph shall be paid by Cellegy to SIL or its order within two (2) business days after demand and, in the case of amounts referred to in sub-clause (i)(z) above, delivery to Cellegy of commercially reasonable documentation therefor.

ARTICLE VII.

SURVIVAL; INDEMNIFICATION

SECTION 7.01 Survival of Representations. The representations, warranties and covenants contained in this Agreement (including the Exhibits) (excepting those covenants, if any, as expressly relate to periods after the Closing Date) and in any other document delivered in connection herewith or therewith shall survive the Closing solely for purposes of this Article VII and, except as specifically provided in Section 7.04, shall terminate at the close of business on the six-month anniversary of the Closing Date or such earlier time as may be subsequently agreed in writing (the “Survival Period”).

SECTION 7.02 Indemnification by Cellegy.

(a) Subject to Section 7.05, Cellegy shall indemnify SIL and its Affiliates and each of their respective officers, directors, employees, shareholders, agents and representatives (“SIL Indemnified Parties”) against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (“Losses”), as incurred (payable promptly upon written request), to the extent arising from:

(i)	Non-fulfilment by Cellegy of its obligations arising under this Agreement (including the Exhibits);

(ii)	any breach of any representation or warranty of Cellegy that survives the Closing and is contained in this Agreement (including the Exhibits);

(iii)	subject to the provisions of Section 7.02(b), any breach of any covenant of Cellegy contained in this Agreement;

(iv)
any fees, expenses or other payments incurred or owed by Cellegy to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement; and

(v)	any claim by PDI, Inc., (“PDI”) arising from the settlement agreement executed and delivered by PDI and Cellegy on April 11, 2005.

(b) Any indemnification by Cellegy pursuant to a claim made under Section 7.02(a) shall be subject to the following limitations:

(i)
no indemnification shall be payable under clause (i) of Section 7.02(a) unless the aggregate of all Losses for which Cellegy would, but for this clause (i), be liable exceeds on a cumulative basis an amount equal to $150,000, and then in such circumstances SIL shall be entitled to demand an indemnity for the total aggregate of all Losses subject to paragraph (iii) below:

(ii)
no indemnification shall be payable under clause (i) of Section 7.02(a) for any individual items (or series of related individual items) where the Loss relating thereto is less than $10,000, in which case such items shall not be aggregated for purposes of clause (i) of this Section 7.02(b)

(iii)
no indemnification shall be payable under clause (i) of Section 7.02(a) in excess of an aggregate amount equal to the sum of $9,000,000 plus the amount of any additional payments made under Section 1.04; and

(iv)
no indemnification shall be payable under clause (i) of Section 7.02(a) to the extent the liability or obligation is directly caused by any action taken or omitted to be taken by SIL or any of its Affiliates.

(c) The limitations contained in Section 7.02(b) shall not be applicable to indemnification pursuant to Section 7.02(a)(i) if it relates to breaches of the representations set forth in Section 2.01(a) or (b).

SECTION 7.03 Indemnification by SIL. Subject to Section 7.05, SIL shall indemnify Cellegy, its Affiliates and each of their respective officers, directors, employees, shareholders, agents and representatives against, and agrees to hold them harmless from, any Loss, as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to:

(a) any breach of any representation or warranty of SIL that survives the Closing and is contained in this Agreement; provided that SIL shall not be required to indemnify any Person, and shall not have any liability under this Section 7.03(a) to the extent the liability or obligation is directly caused by any action taken or omitted to be taken by Cellegy or any of its Affiliates; and

(b) any fees, expenses or other payments incurred or owed by SIL to any brokers, financial advisors or other comparable Persons retained or employed by it in connection with the transactions contemplated by this Agreement.

(c) Any indemnification by SIL pursuant to a claim made under Section 7.03 shall be subject to the following limitations:

(i)
no indemnification shall be payable unless the aggregate of all Losses for which SIL would, but for this clause (i), be liable exceeds on a cumulative basis $150,000, and then in such circumstances Cellegy shall be entitled to demand an indemnity for the total aggregate of all indemnifiable Losses;

(ii)
no indemnification shall be payable under Section 7.03 for any individual items (or series of related individual items) where the Loss relating thereto is less than $10,000, in which case such items shall not be aggregated for purposes of clause (i) of this Section 7.03(c);

(iii)	no indemnification shall be payable in excess of an aggregate amount equal to the sum of $5,000,000; and

(iv)	no indemnification shall be payable to the extent the liability or obligation is directly caused by any action taken or omitted to be taken by Cellegy or any of its Affiliates.

SECTION 7.04 Termination of Indemnification. The obligations to indemnify and hold harmless any party shall terminate on the six (6) month anniversary of the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 7.05 to the party to be providing the indemnification.

SECTION 7.05 Procedures.

(a) In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any third party Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the indemnifying party (the “Indemnifying Party”) in writing (and in reasonable detail) of the Third Party Claim within 15 days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within ten days’ after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise materially adversely affect the Indemnified Party.

(c) Other Claims. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 7.02 or 7.03 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Section 7.02 or 7.03, except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by such failure. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by the means set forth in Article VIII below for resolution of disputes.

SECTION 7.06 Remedies. Except with respect to (a) tort claims based on fraudulent conduct or other willful misconduct on the part of Cellegy, and (b) amounts payable under Section 6.02, in seeking indemnification for Losses under this Article VII, SIL will exercise its remedies with respect to the amounts set forth in Section 7.03(c)(iii), and Cellegy will not have any other liability to SIL or any other SIL Indemnified Party for any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement (or any exhibit hereto) or the Collateral Agreements.

ARTICLE VIII.

MISCELLANEOUS

SECTION 8.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, three (3) business after deposit in the mails if sent if mailed by registered or certified mail (return receipt requested), or one (1) business if given by reputable overnight express courier (charges prepaid) or transmitted by facsimile (with confirmation of transmittal), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Cellegy, to:

Cellegy Pharmaceuticals, Inc
1800 Byberry Road
Building 13
Huntingdon Valley
PA 19006-3525
Telephone: + 1 (215) 914-0900
Facsimile: +1 (215) 914-0914
Attention: Richard C. Williams

with a copy to:

Weintraub Genshlea Chediak
400 Capitol Mall, 11th Floor,
Sacramento, CA 95814
Telephone: +1 (916) 558-6110
Facsimile: +1 (916) 446-1611
Attention: Kevin Kelso, Esq.

if to SIL,

Strakan International Limited
Galabank Business Park
Galashiels TD1 1QH
United Kingdom
Attention: Andrew McLean, Director
Telephone: +44 01896 664000
Facsimile: +44 01896 664001

with a copy to:

Bingham McCutchen LLP
100 Federal Street
Boston, MA 02110
Telephone: +1 (617) 951-8000
Facsimile: +1 (617) 951-8736
Attention: James C. Stokes, Esq.

SECTION 8.02 Definitions; Interpretation.

(a) For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term “control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

“Business” means the business of Cellegy concerning the research, development and commercialization of nitroglycerin/nitric oxide and other related pharmacological products for pain management applications and testosterone gels for treatment of male hypogonadism, and for certain female sexual dysfunction conditions, as currently conducted and as currently proposed to be conducted by Cellegy, including those assets relating to Cellegy’s nitroglycerin/nitric oxide and related pharmacological products marketed under the name Rectogesic® and proposed to be marketed under the name Cellegesic® and Cellegy’s testosterone gels marketed under the name Tostrex™ and proposed to be marketed under the names Tostran™ or Fortigel™ and Cellegy’s product candidate Tostrelle, other than the Excluded Assets.

“Delaware Law” means the Delaware General Corporation Law, as amended.

“Encumbrance” means any lien (statutory or otherwise), claim, charge, option, security interest, pledge, mortgage, restriction, financing statement or similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any national, state, or local government or any court of competent jurisdiction, legislature, governmental agency, administrative agency or commission or other governmental authority.

“Intellectual Property” means all the Patents and the Trademarks, inventions, processes, specifications, Information, secrets, goodwill and copyrights for use in relation to the Products.

“Knowledge” means (i) with respect to Cellegy, the actual knowledge of any officer of Cellegy after due inquiry, and (ii) with respect to SIL, the actual knowledge of any officer of SIL after due inquiry.

“Material Adverse Effect” means any (i) change in or effect on the Acquired Assets, taken as a whole, that is materially adverse to the Acquired Assets, taken as a whole, (ii) the commencement of any voluntary insolvency proceedings involving Cellegy, or any involuntary insolvency proceeding filed against Cellegy that is not discharged, dismissed or terminated within sixty (60) days after commencement, (iii) the commencement or initiation of any plan of arrangement with, assignment for the benefit of, or similar agreement with Cellegy’s creditors whether or not involving any judicial proceedings, or (iv) circumstance, change or event that materially impairs SIL’s ability to utilize the Acquired Assets in substantially the same manner as Cellegy before the date of this Agreement (excluding any effect on SIL’s ability to do so by virtue of the Excluded Assets or any facts and circumstances unique to SIL).

“MRP” means the mutual recognition procedure as defined in Article 28 of European Union Directive 2001/83/EC.

“Person” means any individual, group, corporation, partnership or other organization or entity (including any Governmental Entity).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Territory” means the world, excluding Australia, New Zealand, Singapore, South Korea and South Africa, but only with respect to any Acquired Assets relating to Rectogesic or Cellegesic.

“Third Party” means a Person who or which is neither a party nor an Affiliate of a party.

(b) The following terms have the meanings set forth in the Sections set forth below:

Term	Section
Acquired Assets	1.02(a)
Acquisition	1.01
Agreement	Preamble
Assumed Contracts	1.02(a)
Cellegy	Preamble
Cellegy Acquisition Proposal	4.07(b)
Cellegy Acquisition Transaction	4.07(b)
Cellegy Stockholders’ Meeting	4.04(a)
Cellegy Superior Offer	4.05(c)
Cellegy Triggering Event	6.01(g)
Closing	1.03(a)
Closing Date	1.03(a)
Collateral Agreements	1.03(b)
Confidentiality Agreement	4.06
Excluded Assets	1.02(b)
Indemnified Party	7.05(a)
Indemnifying Party	7.05(a)
Information	1.02(a)
Loan	Preamble
Losses	7.02(a)
Marketing Authorisation	1.02(a)
Note	Preamble
Patents	1.02(a)
PDI	7.02(a)
Products	1.02(a)
Proxy Statement	4.04(a)
PSK	Preamble
Purchase Price	1.03(d)
Rectogesic Agreement	Preamble
Security Agreements	Preamble
SIL	Preamble
SIL Indemnified Parties	7.02(a)
SIL Triggering Event	6.01(h)
Survival Period	7.01
Third Party Claim	7.05(a)
Tostrex Agreement	Preamble
Trademarks	1.02(a)

(c) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (B) any reference herein to any Person shall be construed to include the Person’s successors and assigns; (C) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (D) all references herein to Articles, Sections, Exhibits or Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules of this Agreement.

SECTION 8.03 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 8.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

SECTION 8.05 Entire Agreement. This Agreement along with the Exhibits and agreed form of Patent and Trademark assignments, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, including the Rectogesic Agreement and the Tostrex Agreement, which are hereby terminated by mutual agreement with effect from the date of this Agreement, and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

SECTION 8.06 Fees and Expenses. Unless otherwise specifically provided herein regardless of whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

SECTION 8.07 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of its choice-of-law rules. In any action between the parties arising out of or relating to this Agreement, any Collateral Agreement or any of the transactions contemplated hereby or thereby: (a) each of the parties consents to the non-exclusive jurisdiction and venue of Delaware state courts of competent jurisdiction and of the United States District Court for the District of Delaware; (b) if any such action is commenced in any state court, then, subject to applicable law and rules of civil procedure, no party shall object to the removal of such action to any federal court located in the relevant Federal District; (c) each party irrevocably waives the right to trial by jury.

SECTION 8.08 Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and permitted assigns (for the avoidance of doubt SIL shall be free to assign this agreement to any of its Affiliates without the need for consent but this Agreement shall not be assigned by Cellegy without SIL’s prior written consent), and notwithstanding any provision of this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons who is not a party to this Agreement any right, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 8.09 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefore of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

SECTION 8.10 No Waiver. No failure or delay by either party to exercise or enforce any rights conferred on it by this Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege or further exercise thereof operate so as to bar the exercise or enforcement thereof at any time or times.

SECTION 8.11 ProStrakan Group plc Guarantee. ProStrakan Group plc, of which SIL is a wholly-owned subsidiary, hereby guarantees the performance of SIL under this Agreement to the extent and pursuant to the terms of, the Guarantee attached hereto as Exhibit G.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.

CELLEGY PHARMACEUTICALS, INC.

By:  /s/ Richard C. Williams

Name: Richard C. Williams
Title: Chairman

STRAKAN INTERNATIONAL LIMITED

By:  /s/ Wilson Totten

Name: Wilson Totten
Title: CEO and Director

PSK hereby joins in this Agreement solely for the purposes of Section 8.11 hereof.

PROSTRAKAN GROUP PLC

By: /s/  Wilson Totten

Name: Wilson Totten
Title: CEO and Director

EXHIBIT A

PRODUCTS

“Rectogesic/Cellegesic” means a pharmaceutical product in whatever form or dose or therapeutic or medicinal use falling within the claims of the Patents (regardless of whether such Patents come to grant or not). Currently marketed in the United Kingdom in the form of a 0.4% nitroglycerin ointment for the treatment of pain associated with anal fissures.

“Tostran/Tostrex/Fortigel” means a pharmaceutical product in whatever form or dose or therapeutic or medicinal use falling within the claims of the Patents (regardless of whether such Patents come to grant or not). Currently marketed in Sweden in the form of a 2% topical testosterone gel for the treatment of male hypogonadism.

“Tostrelle” means the Company’s pharmaceutical product candidate known as Tostrelle, in whatever form or dose or therapeutic or medicinal use falling within the claims of the Patents

EXHIBIT B

PATENTS

See separate attachment for Patents.

EXHIBIT C

TRADE MARKS

	Country	Status	Application/Registration Number
Cellegesic	U.S.	Registered, contingent on Statement of Use	U.S. Serial No. 76/360,690

Rectogesic	Argentina	Application Pending	App# 2,306,285
	Brazil	Application filed	App# 823481158
	Canada	Registered, contingent on Statement of use in U.S.	1074279
	Chile	Registered	700291
	China	Registered	1697082
	Colombia	Registered	242912
	Czech Republic	Application filed	App# 159041
	Egypt	Registered	136115
	EU	Registered	001854975
	Hungary	Registered	169483
	Indonesia	Registered	489366
	Israel	Registered	142861
	Japan	Registered	4537301
	Malaysia	Registered	00014890
	Mexico	Registered	685862
	Norway	Registered	208087
	Philippines	Registered, Declaration of Use submitted	App# 4-2000-07649
	Russia	Registered	215522
	Saudi Arabia	Registered	615/99
	Switzerland	Registered	482458
	Taiwan	Registered	962637
	Venezuela	In process	App# 2000-021289
	U.S.	Registered, contingent upon Statement of Use	2,900,107

	Country	Status	Application/Registration Number
Fortigel	Canada	Registered, contingent on Statement of Use	App# 1,167,403
	EU	Registered	3147154
	Mexico	Registered	783260
	U.S.	Registered, contingent on Statement of use	78/213,349
Tostran	Canada	Not pursuing	App# 1164239
	EU	Registered	2714152
	Mexico	Registered	780335
	Norway	Registered	219811

Tostrelle	Australia	Registered	1850517
	Austria	Registered	837054
	Brazil	Application filed	822901129
	Canada	Application filed	1060908
	EU	Opposition by AHP
	Israel	Registered	1381284
	Japan	Registered	4447842
	Mexico	Registered	747308
	New Zealand	Registered	615688
	Norway	Power of Attorney filed
	Philippines	Application filed	40-2003-0011103
	South Korea	Registered	508915
	Spain	Power of Attorney filed
	Switzerland	Registered	479.497
	Taiwan	Registered	959580
	US	Registered Intl Class 5	2,660,062

Tostrex	Argentina	Application pending	N/A
	Australia	Registered	900866
	Brazil	Application pending	N/A
	Cambodia	Registered	20755/04
	Canada	Registered, contingent on Statement of use in U.S.	App# 1128610
	Colombia	Registered	302905
	Costa Rica	Application pending	N/A
	Ecuador	Application filed	N/A
	El Salvador	Application pending	App# 151287
	EU	Registered	2543403
	Guatemala	Pursuing	N/A

Country	Status	Application/Registration Number
	Hong Kong	Registered	300284085
	Indonesia	Application filed	App# D00 2004 34086 34436
	Israel	Registered	154,642
	Japan	Registered	4623949
	Malaysia	Application filed	App# 4014588
	Mexico	Registered	737847
	Myanmar	Application pending	N/A
	Nicaragua	Registered	83363
	New Zealand	Registered	651496
	Norway	Registered	215 101
	Panama	Application filed	App# 140097-01
	Philippines	Registered, contingent upon Declaration of Use	App# 04-2005-006709
	Singapore	Application filed	App# T04/16621H
	South Africa	Application filed	App# 2004/15969
	South Korea	Registered	551194
	Sri Lanka	Application filed	App# 121398
	Switzerland	Registered	497-925
	Taiwan	Application pending	N/A
	Thailand	Registered	KOR215249
Tostrex	U.S.	Registered, contingent on Statement of Use	75/866,691
	Venezuela	Application filed	App# 19940-2004
	Vietnam	Application filed	App# 40-2004-09828

EXHIBIT D

EXCLUDED ASSETS

1) all cash, restricted cash, and cash equivalents and trade receivables;

2) all Contracts of Cellegy or by which Cellegy is bound other than Assumed Contracts;

3) all of the rights, title and interest of Cellegy in owned or leased real properties, and all rights of Cellegy under each real property lease, pursuant to which Cellegy leases, subleases (as sub-landlord or sub-tenant) or otherwise occupies such leased real property, and all improvements, fixtures and other appurtenances thereto and other rights of Cellegy under such real property leases;

4) all inventory of the Business, wherever located;

5) all owned or leased furniture, fixtures, furnishing, equipment, machinery, tools, dies, molds, parts, leasehold improvements and other personal property of Cellegy, including without limitation, all scientific equipment and instruments, chairs, desks, tables, computer equipment, software, software systems, databases and database systems, copiers, and telecommunications equipment;

6) all property and casualty insurance proceeds, and all rights to property and casualty insurance proceeds;

7) transaction fees or bonuses;

8) anything due under any employment agreement or other written or oral agreement or understanding with any current or former employee;

9) liabilities under any loan, debt or convertible stock agreements;

10) Cellegy’s corporate option plans; minute book, stock record book and other records relating to Cellegy’s corporate existence;

11) Accounts payable except with respect to Assumed Contracts;

12) Deposits made by Cellegy under leases of real property and personal property and deposits made to secure any outstanding debt of Cellegy; and

13) all security deposits deposited by Cellegy (for rent, electricity, telephone or otherwise) with respect to the Business or the Acquired Assets being acquired or pursuant to any Assumed Contracts.

EXHIBIT E

FORM OF PROPRIETARY AND CONFIDENTIALITY AGREEMENT

EXHIBIT F

LICENSE AGREEMENTS

EXHIBIT G

PROSTRAKAN GROUP PLC GUARANTEE

ProStrakan Group plc (“Group”) hereby unconditionally guarantees and undertakes to Cellegy that SIL will duly and punctually observe and perform all the undertakings, covenants and obligations of SIL under this Agreement (including the payment of any damages becoming due to Cellegy as a result of any breach by SIL of such undertakings, covenants and obligations) and under any agreements between the Parties (or any of them) which are expressly supplemental to this Agreement or which this Agreement requires to be executed (the “Obligations”) to the intent that if SIL shall fail for whatever reason so to observe and perform any Obligations, Group shall be liable to perform the same in all respects as if Group was the party principally bound thereby in place of SIL on demand from Cellegy.

TERMINATION AGREEMENT AND RELEASE OF CLAIMS

THIS TERMINATION AGREEMENT AND RELEASE OF CLAIMS (“Release”) is dated as of September 22, 2006 (the “Effective Date”) and is entered into by and between STEPHEN R. GORFINE, M.D. (“Neptune Representative”),acting on behalf of STEPHEN R. GORFINE, MD, ISADORE KREEL, M.D., LOIS. GELERNT, Executrix of the Estate of Irwin M. Gelernt, M.D., JOEL J. BAUER, M.D., MICHAEL T. HARRIS, M.D. (the "Physician Former Shareholders"), JUDITH CAPLAN, PAUL W. GORFINE, JODY E. SCHWARCZ and JEFFREY D. SCHWARZ (the “Former Shareholders), FORMER SHAREHOLDERS OF NEPTUNE PHARMACEUTICAL CORPORATION (“Neptune Successors”)and Cellegy Pharmaceuticals, Inc. (“Cellegy”).

BACKGROUND

A. Cellegy and Neptune are parties to an Asset Purchase Agreement, effective as of December 31, 1997 (such agreement, as amended by those certain letter agreements between Neptune and David Lubowski dated December 29, 1997 and January 12, 1998, referred to as the “Asset Agreement”). Under the Asset Agreement, Neptune transferred its right, title and interest in certain intellectual property (the “Acquired Assets”, as such term is defined in the Asset Agreement), to Cellegy, in consideration for the payment by Cellegy to Neptune set forth in the Asset Agreement.

B. Neptune Pharmaceutical Corporation was liquidated pursuant to the Plan of Complete Liquidation dated March 5, 1999 pursuant to a transaction that qualified under Section 368(a)(1)(C) of the Internal Revenue Code

C. The Physician Former Shareholders and the Former Shareholders are the successors in interest to Neptune Pharmaceutical Corporation

D. Stephen R. Gorfine, MD represents the Physician Former Shareholders and the Former Shareholders as described in Section 1.1 of the AGREEMENT AMONG THE FORMER SHAREHOLDERS OF NEPTUNE PHARMACEUTICAL CORPORATION, dated March 5, 1999
E. The Asset Agreement provides that Cellegy will make a variety of future payments to Neptune or its successors in interest upon the attainment of certain future milestone events as specified in the Asset Agreement.

F. The parties recognize that the attainment of one or more of these milestone events is highly speculative and may never be achieved. The parties desire to fully and finally resolve any obligation on the part of Cellegy to make any future payments under the Asset Agreement and all other obligations under the Asset Agreement, in consideration of the payments to the Neptune Successors set forth below.

AGREEMENT

THE PARTIES AGREE AS FOLLOWS:

1. Termination of Asset Agreement. Effective upon the payment of both the First Payment and Second Payment as described in Section 2 below, all further covenants and obligations of Cellegy under the Asset Agreement shall terminate and be of no further force or effect. Without limiting the foregoing, upon delivery of the Payments Cellegy shall not have any obligation to make any further payments or other obligations to Neptune or any officer, director, shareholder, agent or other related party of Neptune, including any future milestone payments, and all payment, product development, indemnity, or other covenants or obligations of Cellegy and any other obligations of Cellegy or any third party set forth in Section 8.3 of the Asset Agreement shall terminate and be of no further force or effect. The foregoing provisions shall not have any effect on the transfer to Cellegy of all right, title and interest in and to the intellectual property transferred to Cellegy pursuant to the Asset Agreement.

2. Payment. In consideration of the terms herein, Cellegy agrees to pay to the Neptune Successors the aggregate amount of two hundred fifty thousand dollars ($250,000) (the “Payment”), as provided below.

(a) Payment Schedule. The Payment shall be delivered by Buyer to the Neptune Representative accordingly:

(i) The First Payment. Within two business days following the execution of a definitive agreement regarding a transaction (the “Transaction”) involving the sale (subject to such closing conditions as are set forth in such agreement) by Cellegy of, among other assets, the assets that Cellegy acquired pursuant to the Asset Agreement, Cellegy shall pay the Neptune Representative one hundred twenty-five thousand ($125,000) of the Payment (the “First Payment”).

(ii) The Second Payment. Within two business days following the Closing of the Transaction, Cellegy shall pay the Neptune Representative the remaining one hundred twenty-five thousand ($125,000) of the Payment (the “Second Payment”). Cellegy may withhold from the Second Payment to the Neptune Representative the portion of the total Payment as is contemplated by the Asset Agreement (as amended) to be paid to certain third parties, and pay such withheld amount to such third parties as described in the Asset Agreement (as amended).

(b) Termination and Return of Payments. In the event the Transaction does not close and no Second Payment is rendered, the Neptune Representative shall return the First Payment to Cellegy within two business days after the date of delivery of a notice by Cellegy to the Neptune Representative that the Transaction will not close. In such event, upon return in full of such amounts, the Neptune Representative and Cellegy agree that this Release shall terminate and will be in no force or effect.

3. Release of Claims.

(a) Release by Cellegy. In consideration of the release set forth in paragraph (b) below and the other consideration described in this Release, receipt of which is hereby acknowledged, Cellegy, on behalf of itself, its directors, officers, shareholders, subsidiaries, parent entities, affiliates, agents, representatives, heirs, employees, predecessors, successors, agents and assigns and any persons acting by, through, under, or in concert with each of them, hereby forever releases and discharges Neptune and Neptune’s affiliates, and their respective directors, officers, shareholders, subsidiaries, parent entities, agents, representatives, attorneys, accountants, consultants, contractors, heirs, employees, predecessors, successors and assigns, and any persons acting by, through, under, or in concert with Neptune (Neptune and each of such persons being hereinafter collectively referred to as the “Neptune Releasees”), of and from any and all suits, actions, causes of action (whether in law or in equity), debts, liens, contracts, agreements, promises, liabilities, claims, demands, losses, damages, costs or expenses, whether known or unknown, claimed or suspected, fixed or contingent, which any of them now has, owns or holds, or at any time previously had, owned or held or ever claimed to have had, owned or held or may hereafter have, own or hold (“Claims”) against any Neptune Releasee based in any manner upon or arising from, any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, in connection with or related to the Asset Agreement (the "Released Matters").

(b) Release by Neptune. In consideration of the release set forth in paragraph (a) above and the other consideration described in this Release, Neptune, on behalf of itself, and Neptune’s agents, representatives, heirs, predecessors, successors, agents and assigns and any persons acting by, through, under, or in concert with each of them, hereby forever releases and discharges Cellegy and its affiliates, and their respective directors, officers, shareholders, subsidiaries, parent entities, agents, representatives, attorneys, accountants, consultants, contractors, heirs, employees, predecessors, successors and assigns, and any persons acting by, through, under, or in concert with Cellegy (Cellegy and each of such persons being hereinafter collectively referred to as the “Cellegy Releasees”), of and from any and all Claims against any Cellegy Releasee based in any manner upon or arising from, any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, in connection with or related to the Asset Agreement or Cellegy’s performance thereunder (the "Released Matters").

(c) Waiver. Each of the parties understands and acknowledges that it is familiar with any applicable provisions of applicable state law, to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Each party expressly waives and relinquishes any rights it may have under any such statute or common law principle with a similar effect with respect to any Released Matter. In connection with such waiver and relinquishment, the parties acknowledge that they are aware that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Release or the other parties hereto, but that it is their intention to hereby fully, finally and forever settle and release all of the Released Matters and all disputes and differences known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed between Cellegy and Neptune in connection with the Released Matters, except as otherwise expressly provided herein. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

4. No Admission of Liability. This Release is not and shall not be construed or contended by either party to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns.

5. Voluntary Execution of Release. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

(a) they have read this Release;

(b) they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) they understand the terms and consequences of this Release and of the releases it contains;

(d) they are fully aware of the legal and binding effect of this Release.

NEPTUNE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, NEPTUNE IS GIVING UP ANY LEGAL CLAIMS NEPTUNE HAS AGAINST CELLEGY PHARMACEUTICALS, INC. NEPTUNE FURTHER ACKNOWLEDGES THAT NEPTUNE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THIS RELEASE.

6. Nondisparagement. Neptune agrees that Neptune will not disparage Cellegy or its products, services, agents, directors, officers, shareholders, attorneys, employees, affiliates, successors or assigns, or any persons acting by, through, or in concert with any of them, with any written or oral statement.

7. General Provisions.

(a) Entire Agreement. This Release constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and the Asset Agreement and any other agreements between Neptune and Cellegy entered into through the date of this Release.

(b) Counterparts. This Release may be executed in one or more counterparts, each of which shall constitute an original but all of which taken together shall constitute the same agreement.

(c) Amendment. Except as otherwise expressly provided herein, this Release may be modified or amended only by a writing signed by duly authorized representatives of each Party.

(d) Third Party Reliance. Any third party, including any successors or assignees to the Parties, are entitled to rely on the provisions and releases set forth in this Release.

(d) Notice. Any notice permitted or required under this Release shall be in writing and shall be sent by (i) registered or certified mail, postage prepaid, (ii) reputable courier service, (iii) telex, telegram or telecopier, or (iv) personal delivery, addressed to the other party at (A) in the case of Neptune, at the address set forth in the Asset Agreement, and (B) in the case of Cellegy, at 1800 Byberry Road, Building 13, Huntingdon Valley, PA 19006, Attention: President, or such other address as such party may specify in writing from time to time. Notice shall be deemed given (i) five days after mailing if mailed, (ii) three business days after deposit with a courier for priority delivery, (iii) one business day after transmission by telex, telegram or telecopier with confirmation of receipt, or (iv) upon delivery if personally delivered.

(e) Choice of Law; Dispute Resolution. This Release shall be construed under the laws of the State of Delaware (excluding choice of law rules). The parties agree that any controversy or claim arising hereunder shall be settled by arbitration in Delaware, or such other location as the parties may mutually agree in writing, pursuant to the rules of the American Arbitration Association, and any decision by the arbitrators rendered pursuant to arbitration shall be binding and enforceable in any court of appropriate jurisdiction. The parties and agree that service of process in any such action may be made by the means specified in this Release for delivery of notices.

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IN WITNESS WHEREOF, the parties have executed this Termination Agreement and Release of Claims as of the date first written above.

CELLEGY PHARMACEUTICALS, INC.

By: /s/ Robert J. Caso
Its: CFO

NEPTUNE PHARMACEUTICAL CORPORATION

By: /s/ Stephen R. Gorfine, M.D.

Its: _____________________

Cellegy Pharmaceuticals, Inc.
1800 Byberry Road, Building 13
Huntingdon Valley, PA 19006

September 20, 2006

PDI, Inc.
Saddle River Executive Centre
1 Route 17 South
Saddle River, New Jersey 07458

Ladies and Gentlemen:

Reference is made to the following agreements, instruments and documents (collectively, the “Transaction Documents” and each a “Transaction Document”): (i) the Secured Promissory Note dated April 11, 2005, made by Cellegy Pharmaceuticals, Inc., a Delaware corporation (the “Maker”), in favor of PDI, Inc., a Delaware corporation (the “Payee”), in the original principal amount of $3,000,000 (the “Secured Note”), (ii) the Nonnegotiable Convertible Senior Note dated as of April 11, 2005, made by the Maker in favor of the Payee in the original principal amount of $3,500,000 (the “Convertible Note”) and (iii) the Security Agreement dated as of April 11, 2005, between the Maker and the Payee.

For purposes of this letter all amounts outstanding, due or to become due under the Transaction Documents, including all principal, interest, fees, costs and expenses payable thereunder are referred to collectively, the “Obligations.” The Maker agrees to pay to the Payee an aggregate amount in immediately available funds of $3,000,000 (the “Payoff Amount”), as follows: (i) no later than four (4) business days after Maker enters into an Asset Agreement (as defined below), $500,000 (the “Initial Payoff”), which sum shall represent a nonrefundable prepayment of a portion of the outstanding unpaid principal and accrued interest on the Secured Note; and (ii) no later than two (2) business days after the consummation of any transaction in which all or any material portion of the assets of the Maker and/or its affiliates relating to Cellegesic and/or Fortigel are sold, transferred, assigned, pledged, hypothecated, encumbered, financed, or any interest with respect thereto is provided to any person in any manner (whether such transaction is effected by asset sale, merger of Maker or any of its affiliates, or in any other manner) (an “Asset Agreement”), the sum of $2,500,000. The Payee agrees that, effective upon receipt of the full Payoff Amount, it shall accept the Payoff Amount as payment in full of all Obligations owing under the Transaction Documents.

The Maker acknowledges and agrees that (i) the representations made in the September 19, 2006 letter from Maker to Payee regarding the nature of the proposed transaction referenced above are true and accurate and are being relied upon by Payee in executing this letter agreement, and Payee has the right to declare this letter agreement null and void should those representations be materially false or inaccurate; (ii) all of the Transaction Documents are enforceable by Payee and in full force and effect, (iii) except as expressly provided in the next sentence, all of the transaction Documents will continue to be enforceable by Payee and remain in full force and effect until such time, if any, that Payee receives from Maker the entire Payoff Amount in immediately available funds and (iv) except as expressly provided in the next sentence, Payee has not, and does not, waive any of its rights under any of the Transaction Documents until such time, if any, that Payee receives from Maker the entire Payoff Amount in immediately available funds.

PDI, Inc.
September 20, 2006

Payee agrees that it will not convert any portion of the Convertible Note prior to December 31, 2006, provided that Payee’s obligation under this sentence shall immediately terminate without any required action by any person in the event that (i) Maker fails to comply with any of its agreements pursuant to this letter, or (ii) Payee determines that Maker has failed to disclose to Payee any information that could be material to Payee’s determination to enter into this letter. If the Closing does not occur by December 31, 2006, then this letter agreement shall terminate and be of no further force or effect (other than with respect to the preceding paragraph); provided, however, that Payee shall be entitled to retain the Initial Payoff as provided above.

Immediately upon the receipt by the Payee of the full Payoff Amount in immediately available funds, the Payee acknowledges and agrees that (i) the Payoff Amount constitutes payment in full of all of the Obligations, (ii) all of the security interests and liens created by under the Transaction Documents in favor of the Payee terminate and are released, (iii) all other obligations of the Maker owing to the Payee under the Transaction Documents or any related agreement, instrument or other document are released and discharged, (iii) each Transaction Document terminates and is null and void and of no further force or effect without any further action of the parties, (iv) the Payee has no further rights to payment or conversion or registration rights under the Transaction Documents or otherwise, (v) the Maker may take such actions as it deems necessary, desirable or appropriate to cancel or otherwise terminate the Transaction Documents or the rights thereunder, (vi) the Maker is authorized to file UCC-3 termination statements or similar instruments for any financing statements filed against the Maker by the Payee, (viii) it shall promptly deliver such further termination statements, releases, and other documents reasonably requested by the Maker to effectuate the termination and release of all of the Payee’s security interests and liens in the assets of the Maker, and (ix) it shall to promptly deliver any promissory notes to the Maker marked “Terminated and Paid in Full” and signed and dated by the Payee.

PDI, Inc.
September 20, 2006

The Maker, for itself and each of its affiliates, hereby release the Payee, together with its agents and past, present and future officers, directors, shareholders, employees, contractors and attorneys, effective upon the receipt of the Payee of the Payoff Amount, from any claim, cause of action or liability at any time arising prior to the date hereof out of or with respect to any of the Transaction Documents and the transactions contemplated thereby or hereby, other than as a result of such released person’s gross negligence or willful misconduct. The Payee, for itself and each of its affiliates, shall only release the Maker, together with its agents and past, present and future officers, directors, shareholders, employees, contractors and attorneys, upon the receipt by Payee of the Payoff Amount, from any claim, cause of action or liability at any time arising prior to the date hereof out of or with respect to any of the Transaction Documents and the transactions contemplated thereby or hereby, other than as a result of such released person’s gross negligence or willful misconduct. The Payee, for itself and each of its affiliates, does not waive any of its rights under the Transaction Documents or release The Payee, together with its agents and past, present and future officers, directors, shareholders, employees, contractors and attorneys, from any Obligations unless and until it receives the Payoff Amount.

This letter may be executed in counterparts, each of which when so executed and delivered is be deemed an original, but all such counterparts together constitute but one and the same instrument.

Very truly yours,

CELLEGY PHARMACEUTICALS, INC.

By: /s/ Richard Williams
Title: Chairman and Interim CEO

Acknowledged and accepted this
21 day of September, 2006:

PDI, INC.

By: /s/ Michael Marquard
Title: CEO

PRESS RELEASE

Cellegy Signs Agreement To Sell Assets to ProStrakan
Rights to Cellegesic™, Fortigel™, Tostrex™, and Tostrelle® To Be Divested

Cellegy Renegotiates Obligations to Neptune Pharmaceuticals and PDI
.

Huntingdon Valley, PA - September 27, 2006 - Cellegy Pharmaceuticals, Inc. (OTC BB: CLGY.OB) announced today that it has entered into an agreement with Strakan International Limited, a wholly owned subsidiary of ProStrakan Group plc, a publicly-traded company based in the United Kingdom, under which ProStrakan will acquire Cellegy’s rights to Cellegesic™ (nitroglycerin ointment), which is branded Rectogesic outside of the United States, Fortigel™ (testosterone gel), Tostrex™ (testosterone gel), and Tostrelle® (testosterone gel), and related intellectual property assets. ProStrakan currently is Cellegy’s marketing partner for Rectogesic and Tostrex in the European Union markets pursuant to exclusive distribution agreements.

ProStrakan has agreed to pay to Cellegy $9 million dollars in cash. The transaction will be submitted to Cellegy’s stockholders for approval at a special meeting of Cellegy stockholders. Cellegy anticipates preparing and filing preliminary proxy materials relating to the special meeting in the near future. No approval by ProStrakan’s shareholders is required to complete the transaction. Cellegy anticipates that absent unforeseen developments, the transaction will be completed during the fourth quarter of 2006.

Under the asset purchase agreement, Cellegy has agreed to sell to ProStrakan certain assets, including: all U.S. and foreign patents, contracts and books and records that relate to the research, development and commercialization of Cellegy’s nitroglycerin/nitric oxide and related pharmacological products for pain management applications, marketed under the name Rectogesic® and proposed to be marketed under the name Cellegesic®; Cellegy’s testosterone gels for treatment of male hypogonadism, marketed under the name Tostrex™ and proposed to be marketed under the names Tostran™ or Fortigel™; and Cellegy’s product candidate Tostrelle, a testosterone gel product candidate for women. ProStrakan would have rights to Tostrex and Tostrelle worldwide in countries where Cellegy has rights, and to Cellegesic and Rectogesic in all markets worldwide except in Australia, New Zealand, Singapore, South Africa and South Korea (where another third party acquired rights relating to sale of Rectogesic those countries from Cellegy earlier this year). Certain of Cellegy’s distribution agreements relating to foreign markets will be assigned to ProStrakan as part of the transaction. Cellegy will retain its Biosyn business and other assets and intellectual property rights not being sold to ProStrakan.

The agreement contains a number of customary representations and warranties of the parties, covenants, conditions to closing, and Cellegy indemnification obligations. The agreement does not contain any financing contingencies on ProStrakan’s obligation to close the transaction. The proceeds to be received by Cellegy at the closing are subject to reduction at the closing for certain transaction-related expenses of ProStrakan, and are subject to reduction after the closing for a period of time if ProStrakan successfully asserted indemnification claims based on breaches of Cellegy’s representations, warranties and covenants made in the agreement.

ProStrakan has also loaned Cellegy $2 million pursuant to a secured promissory note. Amounts owed under the note will be repaid at the closing of the transaction out of the purchase price and are also payable at the maturity date of the note, which is November 30, 2006 (or, in certain circumstances, December 21, 2006).

In two other transactions, Cellegy has renegotiated its obligations to Neptune Pharmaceutical Corporation and PDI, Inc., effective upon the closing of the transaction with ProStrakan. As Cellegy has previously reported, Cellegy’s previous agreements with Neptune including included certain product development milestone payment obligations relating to the products being sold to ProStrakan, and Cellegy is a party to two promissory notes and related agreements with PDI relating to the settlement of past litigation. The cash payments to be made to these two parties in connection with the signing and the closing of the transaction with ProStrakan total $3,250,000, in full satisfaction of obligations under the previous agreements. The obligations to the two parties, including the potential milestone payments, totaled in excess of $9.5 million prior to the renegotiation.

About Cellegy

Cellegy Pharmaceuticals is a specialty biopharmaceutical company that develops and commercializes prescription drugs for the treatment of women’s health care conditions, including sexual dysfunction, HIV prevention; and, gastrointestinal disorders. Savvy® (C31G vaginal gel), a novel microbicide gel product for contraception and the reduction in transmission of HIV in women, is currently undergoing Phase 3 clinical studies in the United States.

About ProStrakan

ProStrakan Group plc is an international specialty pharmaceutical company engaged in the research, development and commercialization of prescription medicines for the treatment of unmet therapeutic needs in major markets.

Forward Looking Statements

This press release contains forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Cellegy has based these forward-looking statements on the current expectations, assumptions, estimates and projections. While Cellegy believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Such risks and uncertainties relate to, among other factors: the risk that the transaction may not be completed or that the closing of the transaction may be delayed; the risk of a material adverse event affecting Cellegy or the assets proposed to be sold; and risks relating to our continued operations and funding requirements following the closing of the sale to ProStrakan. You should also review our discussion of risk factors and other disclosures in Cellegy’s Annual Report on Form 10-K for the year ended December 31, 2005 and other filings with the Securities and Exchange Commission.

Where to find additional information about the Transaction

Cellegy intends to file a proxy statement in connection with the proposed transaction. Investors and stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Additional information is also available in a Report on Form 8-K filed by Cellegy relating to the transactions described in this press release. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CELLEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at: www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the Securities and Exchange Commission by Cellegy by contacting the persons identified below. Cellegy’s directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of directors and executive officers in the transaction will be included in the proxy statement of the company. Additional information regarding directors and executive officers of Cellegy is also included in the company’s annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission, which is available as described above.

Cellegy Pharmaceuticals, Inc.:
Richard C. Williams	Robert J. Caso
Chairman and Interim CEO	Vice President, Finance & CFO
(650) 616-2200	(215) 914-0900 Ext. 603
www.cellegy.com